Exhibit 99.1

News Release

International Paper Releases Second Quarter Earnings

Strong Results Driven by Increased Volume and Continued Margin Expansion

Good Operational Quarter at Ilim JV

MEMPHIS, Tenn. – July 29th, 2014 – International Paper (NYSE: IP) today reported second quarter 2014 net earnings attributable to common shareholders totaling $161 million ($0.37 per share) compared with a net loss of $95 million ($0.21 per share) in the first quarter of 2014, which included a pre-tax charge of $495 million associated with the Courtland mill shutdown, and net earnings of $259 million ($0.57 per share) in the second quarter of 2013. Amounts in all periods include the impact of special items, non-operating pension expense and discontinued operations.

Diluted Earnings Per Share Attributable to International Paper Shareholders

	Second Quarter 2014	First Quarter 2014	Second Quarter 2013
Net Earnings	$0.37	$(0.21)	$0.57
Less – Discontinued Operations (Gain) Loss	0.01	(0.00)	(0.05)

Net Earnings (Loss) from Continuing Operations	$0.38	$(0.21)	$0.52
Add Back – Net Special Items Expense	0.48	0.76	0.01
Add Back – Non-Operating Pension Expense	0.09	0.06	0.11

Operating Earnings*	$0.95	$0.61	$0.64

*	Operating Earnings is defined as net earnings from continuing operations (GAAP) excluding special items and non-operating pension expense.

Operating Earnings were $409 million ($0.95 per share) in the second quarter of 2014, compared with $265 million ($0.61 per share) in the first quarter of 2014 and $288 million ($0.64 per share) in the second quarter of 2013.

Quarterly net sales were $7.2 billion compared with $7.0 billion in the first quarter of 2014 and $7.3 billion in the second quarter of 2013.

Business segment operating profits before special items in the second quarter of 2014 were $697 million, compared with $577 million in the first quarter of 2014.

“International Paper delivered strong results with increased volume and expanded margins in the face of relatively high input costs,” said John Faraci, Chairman and Chief Executive Officer. “As we move into the second half of the year, the company is well positioned to improve earnings and free cash flow generation for the balance of 2014, despite a challenging global environment.”

SEGMENT INFORMATION

The performance of the company’s business segments are measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items. Second quarter 2014 business segment operating profits and business trends compared with the prior quarter are as follows:

Industrial Packaging operating profits in the second quarter of 2014 were $534 million ($537 million including special items) compared with $467 million ($453 million including special items) in the first quarter of 2014. North America’s improved performance (partly reflecting recovery from first quarter weather-related issues and costs) was driven by increased packaging volume, lower operating costs and lower input costs. Results were partly offset by increased planned maintenance outage costs. In Brazil, earnings improved due to higher packaging volume and box prices.

Printing Papers operating profits were $118 million ($69 million including special items) in the second quarter of 2014 versus $85 million (a loss of $410 million including special items) in the first quarter of 2014. The earnings increase in North America was primarily driven by better pricing and mix, lower closure costs at the Courtland Mill, improved operating costs (including the recovery from the weather-related costs in the first quarter), and lower input costs. This was partially offset by higher maintenance outage spending and lower volume. Operating profits in Brazil improved primarily due to increased sales prices and mix. In Europe, higher planned maintenance outage costs negatively impacted earnings.

Consumer Packaging operating profits were $34 million ($33 million including special items) in the second quarter of 2014 compared with $18 million ($17 million including special items) in the first quarter of 2014. Price improvement and favorable operations (including the recovery from the unfavorable weather conditions in the first quarter) were key factors in the improved results.

xpedx, the company’s North American distribution business, reported operating profits of $11 million ($12 million including special items) in the second quarter of 2014 compared with $7 million ($5 million including special items) in the first quarter of 2014. The xpedx spin-off was completed July 1, 2014. xpedx merged with Unisource Worldwide, Inc., and the combined companies are now Veritiv Corporation.

International Paper recorded Ilim joint venture equity earnings of $43 million compared with an equity loss of $31 million in the first quarter of 2014. With respect to Ilim’s U.S. dollar denominated debt, the company recognized a non-cash after-tax foreign exchange gain of $29 million in the second quarter of 2014, compared with an after-tax loss of $45 million in the first quarter of 2014, largely due to foreign exchange movement in the U.S. dollar versus the Russian ruble. Operational earnings were flat quarter over quarter, as stronger mill performance was offset by lower pulp prices and seasonally higher fiber costs.

Net corporate expenses, excluding non-operating pension expense, for the 2014 second quarter were $0 million compared with $9 million in the first quarter of 2014.

EFFECTIVE TAX RATE

The effective tax rate before special items and non-operating pension expense for the second quarter of 2014 was 32%, compared with an effective tax rate of 31% in the first quarter of 2014. The lower rate in the first quarter is attributable to the reduction of a previously recorded tax reserve.

EFFECTS OF SPECIAL ITEMS

Special items in the second quarter of 2014 included a net pre-tax loss of $324 million ($207 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $262 million ($160 million after taxes) for debt extinguishment costs, pre-tax charges of $49 million ($30 million after taxes) for costs associated with the closure of our Courtland, Alabama mill, pre-tax charges of $18 million ($20 million after taxes) for costs associated with the spin-off of our xpedx operations, a pre-tax gain of $7 million ($5 million after taxes) related to our Brazil Packaging business and net charges of $2 million (before and after taxes) for other items. Special items also included $2 million ($1 million after taxes) for integration costs related to the Temple-Inland acquisition.

Special items in the first quarter of 2014 included a net pre-tax loss of $517 million ($315 million after taxes) for Restructuring and other charges. Included within Restructuring and other charges were a pre-tax charge of $495 million ($302 million after taxes) for costs associated with the closure of our Courtland, Alabama mill, pre-tax charges of $16 million ($10 million after taxes) for costs associated with the spin-off of our xpedx operations and net pre-tax charges of $6 million ($3 million after taxes) for other items. Other special items in the first quarter of 2014 were pre-tax charges of $12 million ($7 million after taxes) for integration costs related to the Temple-Inland acquisition, a tax expense of $10 million related to a state legislative change and a tax benefit of $1 million for other items.

Special items in the second quarter of 2013 included a net pre-tax gain of $4 million ($2 million after taxes) for Restructuring and other charges. Included in Restructuring and other charges were a pre-tax gain of $30 million ($19 million after taxes) for insurance reimbursements related to the 2012 Guaranty Bank legal settlement, pre-tax charges of $17 million ($10 million after taxes) for costs associated with the restructuring of our xpedx operations, pre-tax charges of $3 million ($2 million after taxes) for debt extinguishment costs, pre-tax charges of $3 million ($2 million after taxes) for costs associated with the announced potential spin-off of the xpedx operations and charges of $3 million (before and after taxes) for other items. Other special items in the second quarter of 2013 were pre-tax charges of $14 million ($8 million after taxes) for integration costs related to the Temple-Inland acquisition, a pre-tax charge of $6 million ($4 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota and a pre-tax charge of $9 million ($5 million after taxes) to adjust the value of two Company airplanes to fair value. In addition, a gain of $13 million (before and after taxes) was recorded for a net bargain purchase gain on the first quarter 2013 acquisition of a majority share of our packaging operations in Turkey.

DISCONTINUED OPERATIONS

Discontinued operations in the second quarter of 2014 and first quarter of 2014 included costs associated with the divested Temple-Inland Building Products business. Discontinued operations in the second quarter of 2013 included the Operating Earnings of the Building Products business and pre-tax charges of $13 million ($8 million after taxes) for the write-off of capital investments and expenses associated with the divestiture of the business.

EARNINGS WEBCAST

The company will hold a webcast to review earnings at 9:00 a.m. EDT / 8:00 a.m. CDT today. All interested parties are invited to listen to the webcast live and view the slides to be presented at the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the presentations page. A replay of the webcast will also be available beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper second-quarter earnings call. The conference ID number is 71600719. Participants should call in no later than 8:45 a.m. EDT (7:45 a.m. CDT). An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056, and when prompted for the conference ID, enter 71600719.

About International Paper

International Paper (NYSE: IP) is a global leader in packaging and paper with manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa. Its businesses include industrial and consumer packaging and uncoated papers. Headquartered in Memphis, Tenn., the company employs approximately 65,000 people and is strategically located in more than 24 countries serving customers worldwide. International Paper net sales for 2013 were $29 billion. For more information about International Paper, its products and stewardship efforts, visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and increases in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through joint ventures; and (vii) our ability to achieve the benefits we expect from all strategic acquisitions, divestitures and restructurings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Media: Thomas J. Ryan, 901-419-4333; Investors: Jay Royalty, 901-419-1731 and Michele Vargas, 901-419-7287

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Operations

Preliminary and Unaudited

(In millions, except per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2014		2013		2014		2014		2013
Net Sales	$7,213		$7,335		$7,014		$14,227		$14,425

Costs and Expenses
Cost of products sold	5,228		5,414	(c)	5,175		10,403		10,634	(c)
Selling and administrative expenses	527	(a)	515	(d)	528	(h)	1,055	(k)	1,082	(m)
Depreciation, amortization and cost of timber harvested	359		396	(e)	352		711		775	(e)
Distribution expenses	412		449		400		812		871
Taxes other than payroll and income taxes	50		47		47		97		96
Restructuring and other charges	324	(b)	(4	) (f)	517	(i)	841	(l)	55	(n)
Net bargain purchase gain on acquisition of business	—		(13	) (g)	—		—		(13	) (g)
Interest expense, net	165		168		142		307		332	(o)

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	148	(a,b)	363	(c-g)	(147	) (h,i)	1	(k,l)	593	(c,e,g,m-o)
Income tax provision (benefit)	28		94		(83	) (j)	(55	) (j)	25	(p)
Equity earnings (loss), net of taxes	41		(36)		(33)		8		(46)

Earnings (Loss) From Continuing Operations	161	(a,b)	233	(c-g)	(97	) (h-j)	64	(j-l)	522	(c,e,g,m-p)
Discontinued operations, net of taxes	(3)		24		(2)		(5)		50

Net Earnings (Loss)	$158	(a,b)	$257	(c-g)	$(99	) (h-j)	$59	(j-l)	$572	(c,e,g,m-p)
Less: Net earnings (loss) attributable to noncontrolling interests	(3)		(2)		(4)		(7)		(5)

Net Earnings (Loss) Attributable to International Paper Company	$161	(a,b)	$259	(c-g)	$(95	) (h-j)	$66	(j-l)	$577	(c,e,g,m-p)

Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.38	(a,b)	$0.53	(c-g)	$(0.21	) (h-j)	$0.16	(j-l)	$1.19	(c,e,g,m-p)
Discontinued operations	(0.01)		0.05		(0.00)		(0.01)		0.11

Net earnings (loss)	$0.37	(a,b)	$0.58	(c-g)	$(0.21	) (h-j)	$0.15	(j-l)	$1.30	(c,e,g,m-p)

Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.38	(a,b)	$0.52	(c-g)	$(0.21	) (h-j)	$0.16	(j-l)	$1.18	(c,e,g,m-p)
Discontinued operations	(0.01)		0.05		(0.00)		(0.01)		0.11

Net earnings (loss)	$0.37	(a,b)	$0.57	(c-g)	$(0.21	) (h-j)	$0.15	(j-l)	$1.29	(c,e,g,m-p)

Average Shares of Common Stock Outstanding - Diluted	432.1		448.5		435.6		435.9		447.9

Cash Dividends Per Common Share	$0.3500		$0.3000		$0.3500		$0.7000		$0.6000

Amounts Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations, net of tax	$164	(a,b)	$235	(c-g)	$(93	) (h-j)	$71	(j-l)	$527	(c,e,g,m-p)
Discontinued operations, net of tax	(3)		24		(2)		(5)		50

Net Earnings (Loss)	$161	(a,b)	$259	(c-g)	$(95	) (h-j)	$66	(j-l)	$577	(c,e,g,m-p)

The accompanying notes are an integral part of this consolidated statement of operations.

(a)	Includes a pre-tax charge of $2 million ($1 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(b)	Includes a pre-tax charge of $262 million ($160 million after taxes) for debt extinguishment costs, a pre-tax charge of $49 million ($30 million after taxes) for costs associated with the shutdown of our Courtland mill, a pre-tax charge of $18 million ($20 million after taxes) for costs associated with the spin-off of our xpedx operations, a pre-tax gain of $7 million ($5 million after taxes) associated with our Brazil Packaging business and net charges of $2 million (before and after taxes) for other items.
(c)	Includes a pre-tax charge of $6 million ($4 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota.
(d)	Includes a pre-tax charge of $14 million ($8 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(e)	Includes a pre-tax charge of $9 million ($5 million after taxes) to adjust the value of two Company airplanes to fair value.
(f)	Includes a pre-tax gain of $30 million ($19 million after taxes) for insurance reimbursements related to the 2012 Guaranty Bank legal settlement, a pre-tax charge of $3 million ($2 million after taxes) for debt extinguishment costs, a pre-tax charge of $17 million ($10 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $3 million ($2 million after taxes) for costs associated with the spin-off of the xpedx operations, and charges of $3 million (before and after taxes) for other items.
(g)	Includes a gain of $13 million (before and after taxes) related to a bargain purchase adjustment on the first-quarter 2013 acquisition of a majority share of our operations in Turkey.
(h)	Includes a pre-tax charge of $12 million ($7 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(i)	Includes a pre-tax charge of $495 million ($302 million after taxes) for costs associated with the shutdown of our Courtland mill, a pre-tax charge of $16 million ($10 million after taxes) for costs associated with the spin-off of the xpedx operations, and a net pre-tax charge of $6 million ($3 million after taxes) for other items.
(j)	Includes a tax expense of $10 million associated with a state legislative change and a tax benefit of $1 million for other items.
(k)	Includes a pre-tax charge of $14 million ($8 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(l)	Includes a pre-tax charge of $262 million ($160 million after taxes) for debt extinguishment costs, a pre-tax charge of $544 million ($332 million after taxes) for costs associated with the shutdown of our Courtland mill, a pre-tax charge of $34 million ($30 million after taxes) for costs associated with the spin-off of the xpedx operations, a pre-tax gain of $5 million ($4 million after taxes) associated with our Brazil Packaging business and net pre-tax charges of $6 million ($4 million after taxes) for other items.
(m)	Includes a pre-tax charge of $26 million ($16 million after taxes) for integration costs associated with the acquisition of Temple-Inland.
(n)	Includes a pre-tax gain of $30 million ($19 million after taxes) for insurance reimbursements related to the 2012 Guaranty Bank legal settlement, a pre-tax charge of $9 million ($6 million after taxes) for debt extinguishment costs, a pre-tax charge of $24 million ($14 million after taxes) for costs associated with the restructuring of our xpedx operations, a pre-tax charge of $3 million ($2 million after taxes) for costs associated with the spin-off of our xpedx operations, a pre-tax charge of $45 million ($28 million after taxes) for costs associated with the permanent shutdown of a paper machine at our Augusta mill, and pre-tax charges of $4 million ($3 million after taxes) for other items.
(o)	Includes interest income of $6 million ($4 million after taxes) related to the closing of a U.S. federal income tax audit.
(p)	Includes a tax benefit of $93 million associated with the closing of a U.S. federal income tax audit and a net tax expense of $2 million related to internal restructurings. In addition, the first quarter tax rate includes a benefit of approximately $35 million related to the enactment into law of The American Taxpayer Relief Act of 2012 in January 2013.

International Paper Company

Reconciliation of Operating Earnings to Net Earnings

Attributable to International Paper Company

Preliminary and Unaudited

(In millions except for per share amounts)

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2014		2013		2014		2014		2013
Operating Earnings	$409		$288		$265		$674		$580
Non-Operating Pension	(37)		(51)		(27)		(64)		(102)
Special Items	(208	) (a)	(2	) (b)	(331	) (c)	(539	) (d)	49 (e)

Earnings (Loss) from Continuing Operations, including non-controlling interest	164		235		(93)		71		527
Discontinued operations	(3)		24		(2)		(5)		50

Net Earnings (Loss) as Reported Attributable to International Paper Company	$161		$259		$(95)		$66		$577

	Three Months Ended June 30,				Three Months Ended March 31,		Six Months Ended June 30,
	2014		2013		2014		2014		2013
Diluted Earnings per Common Share
Operating Earnings Per Share	$0.95		$0.64		$0.61		$1.55		$1.30
Non-Operating Pension	(0.09)		(0.11)		(0.06)		(0.15)		(0.23)
Special Items	(0.48)		(0.01)		(0.76)		(1.24)		0.11

Continuing Operations	0.38		0.52		(0.21)		0.16		1.18
Discontinued operations	(0.01)		0.05		—		(0.01)		0.11

Diluted Earnings per Common Share as Reported	$0.37		$0.57		$(0.21)		$0.15		$1.29

Notes:

(a)	See footnotes (a) - (b) on the Consolidated Statement of Operations
(b)	See footnotes (c) - (g) on the Consolidated Statement of Operations
(c)	See footnotes (h) - (j) on the Consolidated Statement of Operations
(d)	See footnotes (j) - (l) on the Consolidated Statement of Operations
(e)	See footnotes (c), (e), (g) and (m) - (p) on the Consolidated Statement of Operations

(1) The Company calculates Operating Earnings by excluding the after-tax effect of non-operating pension expense and items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

(2) Since diluted earnings per share are computed independently for each period, six-month per share amounts may not equal the sum of the respective quarters.

International Paper

Sales and Earnings by Industry Segment

Preliminary and Unaudited

(In Millions)

Sales by Industry Segment

	Three Months Ended June 30,			Three Months Ended March 31,		Six Months Ended June 30,
	2014		2013	2014		2014		2013
Industrial Packaging	$3,800		$3,780	$3,693		$7,493		$7,340
Printing Papers	1,421		1,540	1,406		2,827		3,080
Consumer Packaging	843		855	829		1,672		1,685
Distribution	1,326		1,405	1,302		2,628		2,790
Corporate and Inter-segment Sales	(177)		(245)	(216)		(393)		(470)

Net Sales	$7,213		$7,335	$7,014		$14,227		$14,425

Operating Profit by Industry Segment
	Three Months Ended June 30,			Three Months Ended March 31,		Six Months Ended June 30,
	2014		2013	2014		2014		2013
Industrial Packaging	$537	(1)	$474 (5)	$453	(1)	$990	(1)	$829	(5)
Printing Papers	69	(2)	76	(410	) (2)	(341	) (2)	225
Consumer Packaging	33	(3)	51 (6)	17	(3)	50	(3)	58	(6)
Distribution	12	(4)	— (7)	5	(4)	17	(4)	(5	) (7)

Operating Profit	651		601	65		716		1,107
Interest expense, net	(165)		(168)	(142)		(307)		(332	) (8)
Noncontrolling interest/equity earnings adjustment (9)	3		4	—		3		4
Corporate items, net	—		—	(9)		(9)		(22)
Restructuring and other charges	(280)		9	(17)		(297)		3
Non-operating pension expense	(61)		(83)	(44)		(105)		(167)

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$148		$363	$(147)		$1		$593

Equity Earnings in Ilim Holdings S.A.,
Net of Taxes	$43		$(34)	$(31)		$12		$(45)

(1)	Includes charges of $2 million and $12 million for the three months ended June 30, 2014 and March 31, 2014, respectively, and a charge of $14 million for the six months ended June 30, 2014 for integration costs associated with the acquisition of Temple-Inland, a gain of $7 million and charges of $2 million for the three months ended June 30, 2014 and March 31, 2014, respectively, and a net gain of $5 million for the six months ended June 30, 2014 associated with our Brazil Packaging business, and charges of $2 million for the three months and six months ended June 30, 2014 for other items.
(2)	Includes charges of $49 million and $495 million for the three months ended June 30, 2014 and March 31, 2014, respectively, and a charge of $544 million for the six months ended June 30, 2014 for costs associated with the shutdown of our Courtland Mill.
(3)	Includes charges of $1 million and $1 million for the three months ended June 30, 2014 and March 31, 2014, respectively, and a charge of $2 million for the six months ended June 30, 2014 for costs associated with the Ontario sheet plant closure.
(4)	Includes a gain of $1 million and charges of $2 million for the three months ended June 30, 2014 and March 31, 2014, respectively, and a net charge of $1 million for the six months ended June 30, 2014 for costs associated with the restructuring of our xpedx operations.
(5)	Includes charges of $14 million for the three months ended June 30, 2013 and a charge of $26 million for the six months ended June 30, 2013 for integration costs associated with the acquisition of Temple-Inland, a gain of $13 million for the three months ended June 30, 2013 and a gain of $14 million for the six months ended June 30, 2013 for a bargain purchase adjustment on the first quarter 2013 acquisition of a majority share of our operations in Turkey, and charges of $2 million for the three months ended June 30, 2013 and $5 million for the six months ended June 30, 2013 for other items.
(6)	Includes charges of $1 million for the three months ended June 30, 2013 and $45 million for the six months ended June 30, 2013 for costs associated with the permanent shutdown of a paper machine at our Augusta mill.
(7)	Includes charges of $17 million for the three months ended June 30, 2013 and $24 million for the six months ended June 30, 2013 for costs associated with the restructuring of the Company’s xpedx operation.
(8)	Includes a gain of $6 million for interest related to the settlement of an IRS tax audit.
(9)	Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

International Paper Company

Reconciliation of Operating Profit to Operating Profit Before Special Items

(In millions)

	Three Months Ended June 30, 2014
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$534	$118	$34	$11	$697
Special Items (a)	3	(49)	(1)	1	(46)

Operating Profit as Reported	$537	$69	$33	$12	$651

	Three Months Ended June 30, 2013
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$477	$76	$52	$17	$622
Special Items (b)	(3)	—	(1)	(17)	(21)

Operating Profit as Reported	$474	$76	$51	$—	$601

	Three Months Ended March 31, 2014
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$467	$85	$18	$7	$577
Special Items (a)	(14)	(495)	(1)	(2)	(512)

Operating Profit as Reported	$453	$(410)	$17	$5	$65

	Six Months Ended June 30, 2014
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$1,001	$203	$52	$18	$1,274
Special Items (a)	(11)	(544)	(2)	(1)	(558)

Operating Profit as Reported	$990	$(341)	$50	$17	$716

	Six Months Ended June 30, 2013
	Industrial Packaging	Printing Papers	Consumer Packaging	Distribution	Total
Operating Profit Before Special Items	$846	$225	$103	$19	$1,193
Special Items (b)	(17)	—	(45)	(24)	(86)

Operating Profit as Reported	$829	$225	$58	$(5)	$1,107

(a)	See footnotes (1) - (4) on Sales and Earnings by Industry Segment
(b)	See footnotes (5) - (7) on Sales and Earnings by Industry Segment

(1) The Company calculates Operating Profit Before Special Items by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.

International Paper

Sales Volume by Product (1)

Preliminary and Unaudited

International Paper Consolidated

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2014	2013	2014	2014	2013
Industrial Packaging (In thousands of short tons)
Corrugated Packaging	2,633	2,679	2,516	5,149	5,228
Containerboard	763	861	746	1,509	1,719
Recycling	709	580	604	1,313	1,161
Saturated Kraft	47	49	47	94	89
Gysum /Release Kraft	43	36	37	80	66
Bleached Kraft	7	40	7	14	71
EMEA Industrial Packaging	341	332	351	692	671
Asian Box	100	101	93	193	201
Brazilian Packaging (2)	83	82	79	162	123

Industrial Packaging	4,726	4,760	4,480	9,206	9,329

Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	474	624	499	973	1,254
European & Russian Uncoated Papers	385	339	375	760	668
Brazilian Uncoated Papers	272	279	271	543	543
Indian Uncoated Papers	57	57	58	115	117

Uncoated Papers	1,188	1,299	1,203	2,391	2,582

Market Pulp (3)	428	427	413	841	859

Consumer Packaging (In thousands of short tons)
North American Consumer Packaging	382	410	351	733	779
European Coated Paperboard	78	90	84	162	181
Asian Coated Paperboard	325	338	350	675	698

Consumer Packaging	785	838	785	1,570	1,658

(1)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(2)	Includes volumes for Brazil Packaging from date of acquisition in mid-January 2013
(3)	Includes North American, European and Brazilian volumes and internal sales to mills.

INTERNATIONAL PAPER COMPANY

Consolidated Balance Sheet

Preliminary and Unaudited

(In millions)

	June 30, 2014	December 31, 2013
Assets

Current Assets
Cash and Temporary Investments	$1,293	$1,802
Accounts and Notes Receivable, Net	3,969	3,756
Inventories	2,798	2,825
Deferred Income Tax Assets	307	302
Other	384	340

Total Current Assets	8,751	9,025

Plants, Properties and Equipment, Net	13,204	13,672
Forestlands	598	557
Investments	727	733
Financial Assets of Special Purpose Entities	2,136	2,127
Goodwill	4,007	3,987
Deferred Charges and Other Assets	1,379	1,427

Total Assets	$30,802	$31,528

Liabilities and Equity

Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$952	$661
Accounts Payable and Accrued Liabilities	4,441	4,466

Total Current Liabilities	5,393	5,127

Long-Term Debt	8,997	8,827
Nonrecourse Financial Liabilities of Special Purpose Entities	2,047	2,043
Deferred Income Taxes	3,587	3,765
Pension Benefit Obligation	2,099	2,205
Postretirement and Postemployment Benefit Obligation	389	412
Other Liabilities	599	702
Redeemable Noncontrolling Interest	—	163
Equity
Invested Capital	3,287	3,659
Retained Earnings	4,235	4,446

Total Shareholders’ Equity	7,522	8,105

Noncontrolling interests	169	179

Total Equity	7,691	8,284

Total Liabilities and Equity	$30,802	$31,528

INTERNATIONAL PAPER COMPANY

Consolidated Statement of Cash Flows

Preliminary and Unaudited

(In millions)

	Six Months Ended June 30,
	2014	2013
Operating Activities
Net earnings (loss)	$59	$572
Discontinued operations, net of taxes and noncontrolling interests	5	(50)

Earnings (loss) from continuing operations	64	522

Depreciation, amortization and cost of timber harvested	711	775
Deferred income tax expense (benefit), net	(162)	36
Restructuring and other charges	841	55
Pension plan contributions	(263)	(31)
Net bargain purchase gain on acquisition of business	—	(13)
Equity (earnings) loss, net	(8)	46
Periodic pension expense, net	194	279
Other, net	(18)	(36)
Changes in current assets and liabilities
Accounts and notes receivable	(207)	(334)
Inventories	8	(32)
Accounts payable and accrued liabilities	(68)	78
Interest payable	(12)	(17)
Other	(75)	(89)

Cash Provided By (Used For) Operations - Continuing Operations	1,005	1,239
Cash Provided By (Used For) Operations - Discontinued Operations	(5)	40

Cash Provided By (Used For) Operations	1,000	1,279

Investment Activities
Invested in capital projects - continuing operations	(634)	(488)
Acquisitions, net of cash acquired	—	(501)
Proceeds from sale of fixed assets	28	—
Other	(96)	(61)

Cash Provided By (Used For) Investment Activities - Continuing Operations	(702)	(1,050)
Cash Provided By (Used For) Investment Activities - Discontinued Operations	—	(3)

Cash Provided By (Used For) Investment Activities	(702)	(1,053)

Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(685)	(51)
Issuance of common stock	40	243
Issuance of debt	1,920	168
Reduction of debt	(1,435)	(160)
Change in book overdrafts	23	(79)
Dividends paid	(302)	(266)
Acquisition of redeemable noncontrolling interest	(105)	—
Debt tender premiums paid	(257)	—
Redemption of preferred securities	—	(150)
Other	(12)	(12)

Cash Provided By (Used for) Financing Activities	(813)	(307)

Effect of Exchange Rate Changes on Cash	6	(16)

Change in Cash and Temporary Investments	(509)	(97)
Cash and Temporary Investments
Beginning of the period	1,802	1,302

End of the period	$1,293	$1,205